SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 6, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.

On November 6, 2007, the Human Resources Committee (the “Committee”) of Ingram Micro Inc. (“Ingram Micro”) approved increases in the base salaries of the Ingram Micro executive officers named below, and established performance-based target bonus and long-term incentive opportunities for such officers, all as set forth below, in each case effective in or beginning with Ingram Micro’s 2008 fiscal year.  These target bonus and long-term incentive opportunities reflect achievement at 100% of pre-established financial performance goals. In addition, no awards will be earned if threshold performance levels are not met; however, amounts actually earned could be increased if actual performance exceeds pre-established targeted financial goals.

Name	Title	2008 Approved Base Salary	2008 Approved Target Bonus Opportunity	2008 Approved Target LTI Opportunity
Gregory M.E. Spierkel	Chief Executive Officer	$850,000	$1,062,500	$4,000,000

William D. Humes	EVP and Chief Financial Officer	500,000	350,000	1,080,000

The Committee also approved proposed compensation changes for Hans Koppen, who is retiring as an officer of Ingram Micro effective November 30, 2007, but who will continue to be an employee of Ingram Micro and provide advisory services through March 7, 2008 to Ingram Micro.  Jay Forbes will transition from his current role as Executive Vice President, President-Designate, Ingram Micro EMEA to Executive Vice President, President, Ingram Micro EMEA effective December 1, 2007.

The Committee approved extending the same retiree treatment to Mr. Koppen’s 2007 equity grants as to other retirees in the United States upon his retirement from employment with Ingram Micro in March 2008, allowing him to exercise stock options vested as of his March 2008 retirement until the earlier of five years following his retirement or the original maximum expiration date of the options (“Retirement Exercise Period”) and continued vesting of his unvested 2007 stock options after his March 2008 retirement, as well as allowing them to be exercisable through the Retirement Exercise Period.  The Committee also confirmed that his performance-based restricted stock units granted under the 2007-2009 performance-based long-term incentive program will  continue to vest following his March 2008 retirement.  The Committee approved an amendment of Ingram Micro’s 2001 Executive Retention Plan and  Mr. Koppen's related Executive Retention Plan Award Payment Deferral Confirmation to comply with Internal Revenue Code Section 409A.  The Committee has authorized management to finalize a Retirement Agreement with Mr. Koppen memorializing the foregoing, a copy of which when finalized will be filed in a supplemental Form 8-K.

Item 5.05.    Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2007, Ingram Micro’s Board of Directors amended Ingram Micro’s Code of Conduct to include introductory messages from the Chief Executive Officer and the Chairman of the Board supporting the Code and its principles and added a sentence confirming Ingram Micro’s policy of no retaliation against good faith whistleblowers.  A copy of the updated Code of Conduct is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Code of Conduct, revised November 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date:  November 13, 2007